PRESS RELEASE


                 Chicopee Bancorp, Inc. Reports Year End Results

January 29, 2007. Chicopee Bancorp, Inc. (the "Company") (CBNK), the holding company for Chicopee Savings Bank (the "Bank"), announced the results of operations for the three and twelve months ended December 31, 2006. The Company's net income increased $109,000 from $260,000 for the quarter ended December 31, 2005 to $369,000 for the quarter ended December 31, 2006. As a result of the charitable contribution funded with Company common stock in the amount of $5.5 million, net income decreased by $4.0 million from $1.4 million for the twelve months ended December 31, 2005 to a net loss of $2.5 million for the year ended December 31, 2006.

The Company's assets increased by $58.7 million, or 15.0%, from $391.3 million at December 31, 2005 to $450.0 million at December 31, 2006, primarily as a result of net subscription proceeds of $67.0 million. During this period, net loans increased by $53.3 million, or 16.9%, to $369.0 million. The biggest contributors to the loan increase were construction loans which increased by $18.9 million, or 82.8%, to $41.7 million, residential real estate loans which increased by $11.1 million, or 8.4% to $144.0 million, and commercial real estate loans which increased by $8.9 million, or 9.4%, to $102.8 million.

Financial highlights include:

    o The investment portfolio increased by $10.9 million, or 31.6%, to $45.3 million as of December 31, 2006 compared to $34.4 million at December 31, 2005, primarily due to the investment of net proceeds from the Company's stock offering.

    o Total deposits were $311.6 million at December 31, 2006 compared to $295.0 million at December 31, 2005, an increase of $16.6 million or 5.6%. During 2006 demand deposits increased $1.2 million or 4.2% due to an increase in business checking balances. Certificates of deposit increased by $28.7 million, or 17.6%, primarily from a special deposit promotion. The increase was partially offset by balance shifts out of savings, money market and NOW accounts totaling $13.3 million.

    o FHLB advances were $15.3 million at December 31, 2006, a decrease of $14.2 million from December 31, 2005 due to principal payments.

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    o    The allowance for loan losses at December 31, 2006 was $2.9 million, or
         0.79% of total loans, compared to $2.6 million, or 0.82% of total loans as of December 31, 2005. Nonperforming loans at December 31, 2006 were $1,711,000, or 0.46% of total loans, increasing $975,000 from $736,000, or 0.23% of total loans as of December 31, 2005. The increase was primarily due to one relationship. The provision for loan losses increased to $105,000 in the three months ended December 31, 2006 from $30,000 for the same period in 2005 due to loan growth. The provision for loan losses increased for the year ended December 31, 2006 to $440,000 compared to $120,000 for the same period in 2005. This increase relates to overall loan growth and increase in classified loans since December 31, 2005.

    o During the quarter ended December 31, 2006, the net interest margin decreased to 3.45%, as compared to 3.49% for the fourth quarter of 2005. The decrease of 4 basis points was primarily due to the compression of the interest rate spread of 63 basis points. For the year ended December 31, 2006, the net interest margin was 3.49% compared to 3.47% for the year ended December 31, 2005.

    o Non-interest income was $335,000 for the quarter ended December 31, 2006 compared to $288,000 for the quarter ended December 31, 2005. The 2005 quarter included net losses on sale of securities available-for-sale of $69,000. The year ended December 31, 2006 non-interest income was $1.6 million, an increase of $139,000, or 9.3%, over the same period in 2005. The increase during 2006 was primarily attributable to increased investment services commission income and ATM fees.

    o Non-interest expense for the three months ended December 31, 2006 was $3.3 million compared to $2.9 million for the same period in 2005. The increase of $398,000 was related to costs associated with being a stock bank. This included an increase of $197,000 in salaries and benefits for additional staffing needs to support the requirements of a public company and increased benefit costs associated with the Company's implementation of the Bank's ESOP in the third quarter 2006. For the year ended December 31, 2006, non-interest expense was $17.9 million, an increase of $6.8 million over the year ended December 31, 2005. The increases in non-interest expense for the year ended December 31, 2006 is primarily due to the establishment and funding of the Chicopee Savings Bank Charitable Foundation with 551,064 shares of the Company's common stock resulting in a charitable contribution expense of $5.5 million during 2006.

    o Total capital at December 31, 2006 was $108.4 million, an increase of $65.0 million, or 149.6% over December 31, 2005, resulting from net proceeds of $67.0 million (including the contribution to the Employee Stock Ownership Plan) from the Company's stock offering which closed on July 19, 2006.


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Chicopee Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Chicopee Savings Bank, a Massachusetts stock savings bank headquartered at 70 Center Street, Chicopee, Massachusetts 01013. Chicopee Savings Bank provides a wide variety of financial products and services through its six branch offices located in Chicopee, Ludlow and West Springfield in Western Massachusetts. For more information regarding the Bank's products and services, please visit our web site at www.chicopeesavings.com.
                                       -----------------------

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q and its registration statement on Form S-1, each filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company assumes no obligation to update any forward-looking statements.


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

                                     CHICOPEE BANCORP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS
                                             (DOLLARS IN THOUSANDS)
                                                   (UNAUDITED)


                                                                                            DECEMBER 31,          DECEMBER 31,
ASSETS                                                                                         2006                  2005
                                                                                          ---------------      ----------------
Cash and due from banks                                                                       $    9,027            $   10,003
Short-term investments                                                                               921                 4,181
Federal funds sold                                                                                 1,580                 3,402
                                                                                          ---------------      ----------------
         Total cash and cash equivalents                                                          11,528                17,586

Securities available for sale, at fair value                                                       7,861                 4,934
Securities held-to-maturity, at cost (fair value $37,099 and $29,109 at
   December 31, 2006 and December 31, 2005, respectively)                                         37,411                29,472
Federal Home Loan Bank stock, at cost                                                              1,574                 2,447
Loans, net of allowance for loan losses ($2,908 at
   December 31, 2006 and $2,605 at December 31, 2005)                                            368,968               315,649
Cash surrender value of life insurance                                                            11,200                10,801
Premises and equipment, net                                                                        7,003                 7,079
Accrued interest and dividend receivable                                                           1,901                 1,341
Deferred income tax asset                                                                          1,798                   662
Other assets                                                                                         942                 1,378
                                                                                          ---------------      ----------------
         Total assets                                                                         $  450,186            $  391,349
                                                                                          ===============      ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
   Non-interest-bearing                                                                       $   29,088            $   27,912
   Interest-bearing                                                                              282,483               267,111
                                                                                          ---------------      ----------------
         Total deposits                                                                          311,571               295,023

Securities sold under agreements to repurchase                                                    12,712                20,163
Advances from Federal Home Loan Bank                                                              15,256                29,417
Mortgagors' escrow accounts                                                                          997                   971
Accrued expenses and other liabilities                                                             1,204                 2,334
                                                                                          ---------------      ----------------
         Total liabilities                                                                       341,740               347,908
                                                                                          ---------------      ----------------

Commitments and contingencies

Stockholders' Equity
    Common stock (7,439,368 shares issued and outstanding at
     December 31, 2006 and none issued or outstanding at December 31, 2005)                       72,479                     -
    Additional paid-in-capital                                                                       144                     -
    Unearned compensation (Employee Stock Ownership Plan)                                         (5,654)                    -
    Retained earnings                                                                             40,817                43,351
    Accumulated other comprehensive income                                                           660                    90
                                                                                          ---------------      ----------------
         Total stockholders' equity                                                              108,446                43,441
                                                                                          ---------------      ----------------
         Total liabilities and stockholders' equity                                           $  450,186            $  391,349
                                                                                          ===============      ================


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
                                     CHICOPEE BANCORP, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (IN THOUSANDS)
                                                  (UNAUDITED)

                                                                     THREE MONTHS ENDED                 YEAR ENDED
                                                                         DECEMBER 31,                   DECEMBER 31,
                                                                -----------------------------  -----------------------------
                                                                     2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------
Interest and dividend income:
    Loans, including fees                                          $    5,512     $    4,577      $   20,219     $   17,190
    Interest and dividends on securities:                                 524            365           1,805          1,241
    Other interest-earning assets                                         196            124             735            401
                                                                -------------- --------------  -------------- --------------
          Total interest and dividend income                            6,232          5,066          22,759         18,832
                                                                -------------- --------------  -------------- --------------
Interest expense:
    Deposits                                                            2,388          1,619           7,888          6,013
    Securities sold under agreements to repurchase                         84              -             280              -
    Other borrowed funds                                                  162            304           1,039            917
                                                                -------------- --------------  -------------- --------------
          Total interest expense                                        2,634          1,923           9,207          6,930
                                                                -------------- --------------  -------------- --------------

Net interest income                                                     3,598          3,143          13,552         11,902
Provision for loan losses                                                 105             30             440            120
                                                                -------------- --------------  -------------- --------------

Net interest income, after provision for loan losses                    3,493          3,113          13,112         11,782
                                                                -------------- --------------  -------------- --------------
Non-interest income:
    Service charges, fees and commissions                                 343            340           1,489          1,319
    Loan sales and servicing                                               (3)            17             117             70
    Net gain (loss) on sales of securities available-for-sale              (5)           (69)             25            103
                                                                -------------- --------------  -------------- --------------
          Total non-interest income                                       335            288           1,631          1,492
                                                                -------------- --------------  -------------- --------------
Non-interest expenses:
    Salaries and employee benefits                                      1,806          1,609           6,792          6,107
    Occupancy expenses                                                    258            257           1,065            976
    Furniture and equipment                                               274            227             946            858
    Data processing                                                       173            157             700            594
    Stationery, supplies and postage                                       65             62             302            322
    Charitable Foundation contributions                                     -              -           5,511              -
    Other non-interest expense                                            723            589           2,538          2,230
                                                                -------------- --------------  -------------- --------------
          Total non-interest expenses                                   3,299          2,901          17,854         11,087
                                                                -------------- --------------  -------------- --------------

Income (loss) before income taxes                                         529            500          (3,111)         2,187
Income tax expense (benefit)                                              160            240            (577)           771
                                                                -------------- --------------  -------------- --------------
          Net income (loss)                                        $      369     $      260         ($2,534)    $    1,416
                                                                ============== ==============  ============== ==============
Earnings (loss) per share:
     Basic                                                         $     0.05             NA          ($0.34)            NA
     Diluted                                                       $     0.05             NA          ($0.34)            NA

Weighted average shares outstanding since initial public offering:
     Basic                                                          7,439,368             NA       7,439,368             NA
     Diluted                                                        7,439,368             NA       7,439,368             NA

NA- Not Applicable


CONTACT:

Chicopee Bancorp, Inc.
W. Guy Ormsby, 413-594-6692
Executive Vice President & CFO